State Street Bank and Trust Company

One Lincoln Street

Boston, MA 02111

May 14, 2021

Re: SSGA Funds Management Sub-Administration Agreement – Additional Fund/Series

Ladies and Gentlemen:

Reference is made to the Sub-Administration Agreement between State Street Bank and Trust Company (the “Sub-Administrator”) and SSGA Funds Management, Inc. (the “Administrator”) dated June 1, 2015 (the “Agreement”).

In accordance with Section 1, of the Agreement, the Administrator hereby requests that the Sub-Administrator act as Sub-Administrator for the new Funds listed below under the terms of the Agreement. In connection with such request, the Administrator hereby confirms to the Sub-Administrator, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement.

New Funds:

State Street Institutional Investment Trust

Fund	Effective Date
State Street ESG Liquid Reserves Fund	July 2, 2019
State Street China Equity Select Fund	August 30, 2019
State Street Target Retirement 2065 Fund	February 20, 2020
State Street Income Fund	April 13, 2021
State Street U.S. Core Equity Fund	April 13, 2021

Please also be advised that, pursuant to the Agreement, the undersigned Trust is providing notice that the following funds have been liquidated and are removed from Schedule A:

State Street Institutional Investment Trust

Fund Name	Effective Date
State Street Institutional Tax Free Money Market Fund	December 15, 2015
State Street Global Value Spotlight Fund	December 28, 2018
State Street European Value Spotlight Fund	December 28, 2018
State Street Asia Pacific Value Spotlight Fund	December 28, 2018
State Street U.S. Value Spotlight Fund	December 28, 2021
State Street Disciplined International Equity Fund	December 31, 2018
State Street Disciplined U.S. Equity Fund	December 31, 2018
State Street Target Retirement 2015 Fund	March 27, 2020
State Street Defensive Global Equity Fund (formerly, State Street Disciplined Global Equity Fund)	May 14, 2021

In addition, please be advised that the following funds are not operational and are removed from Schedule A:

State Street Institutional Investment Trust

Fund Name
State Street MSCI Canada Index Fund
State Street MSCI Japan Index Fund
State Street MSCI Pacific ex Japan Index Fund
State Street MSCI Europe Index Fund

Additionally, please be advised that the undersigned Trust is providing notice in accordance with the Agreement of name changes for the following funds:

State Street Institutional Investment Trust

Former Fund Name	New Fund Name	Effective date
State Street Global Equity ex-U.S. Index Fund	State Street Global All Cap Equity ex-U.S. Index Fund	October 9, 2019

State Street Global Equity ex-U.S. Index Portfolio	State Street Global All Cap Equity ex-U.S. Index Portfolio	October 9, 2019

The previous Schedule A is hereby deleted and replaced with the attached Schedule A.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

SSGA FUNDS MANAGEMENT, INC.

By:	/s/ Ellen M. Needham
Name:	Ellen M. Needham
Title:	President, Duly Authorized

Agreed and Accepted:
STATE STREET BANK AND TRUST COMPANY

By:	/s/ James Hill
Name:	James Hill
Title:	Managing Director, Duly Authorized
Effective Date: May 14, 2021

SUB-ADMINISTRATION AGREEMENT

SCHEDULE A

Listing of Fund(s)

State Street Institutional Investment Trust

State Street Equity 500 Index Fund

State Street Aggregate Bond Index Fund

State Street Institutional Liquid Reserves Fund

State Street Institutional U.S. Government Money Market Fund

State Street Institutional Treasury Money Market Fund

State Street Institutional Treasury Plus Money Market Fund

State Street Global All Cap Equity ex-U.S. Index Fund (formerly, State Street Global Equity ex-U.S. Index Fund)

State Street Global All Cap Equity ex-U.S. Index Portfolio (formerly, State Street Global Equity ex-U.S. Index Portfolio)

State Street Target Retirement 2020 Fund

State Street Target Retirement 2025 Fund

State Street Target Retirement 2030 Fund

State Street Target Retirement 2035 Fund

State Street Target Retirement 2040 Fund

State Street Target Retirement 2045 Fund

State Street Target Retirement 2050 Fund

State Street Target Retirement 2055 Fund

State Street Target Retirement 2060 Fund

State Street Target Retirement 2065 Fund

State Street Target Retirement Fund

State Street Equity 500 Index II Portfolio

State Street Aggregate Bond Index Portfolio

State Street Hedged International Developed Equity Index Fund

State Street International Developed Equity Index Fund

State Street Small/Mid Cap Equity Index Portfolio

State Street Small/Mid Cap Equity Index Fund

State Street Emerging Markets Equity Index Fund

State Street International Value Spotlight Fund

State Street Treasury Obligations Money Market Fund

State Street ESG Liquid Reserves Fund

State Street China Equity Select Fund

State Street Income Fund

State Street U.S. Core Equity Fund

State Street Master Funds

State Street Equity 500 Index Portfolio

State Street Money Market Portfolio

State Street U.S. Government Money Market Portfolio

State Street Treasury Money Market Portfolio

State Street Treasury Plus Money Market Portfolio

State Street International Developed Equity Index Portfolio

SSGA Funds

SSGA High Yield Bond Fund

SSGA Dynamic Small Cap Fund

SSGA Enhanced Small Cap Fund

State Street Disciplined Emerging Markets Equity Fund (formerly, SSGA Emerging Markets Fund)

SSGA International Stock Selection Fund

SSGA S&P 500 Index Fund

[REDACTED]

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